                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                FORM 8-K/A No. 1


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             September 29, 1995


                                DOVER CORPORATION
             (Exact name of registrant as specified in its charter)


      STATE OF DELAWARE                  1-4018                  53-0257888
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


    280 PARK AVENUE, NEW YORK, NY                                   10017
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:             (212) 922-1640

                  The registrant hereby amends the following items, financial statements or other portions of its Current Report on Form 8-K dated September 29, 1995 and filed on October 16, 1995 as set forth in the pages attached hereto:

                  Item 2.  Acquisition or Disposition of Assets
                  Item 7.  Financial Statements and Exhibits
                           (a) Financial statements of business acquired.
                           (b) Pro forma financial information.

Item 2.  Acquisition or Disposition of Assets

                  On September 29,1995, a wholly-owned subsidiary of Dover Corporation ("Dover" or the "Company") executed an Agreement for the Sale of Shares with a number of financial institutions and individuals, pursuant to which Dover agreed to purchase approximately 48% of the outstanding stock of Imaje, S.A. ("Imaje") owned by such group, and simultaneously offer to purchase all of the remaining outstanding stock of Imaje. As a result, Dover, through such subsidiary, has purchased 94% of the outstanding stock of Imaje through October 23, 1995. Dover intends to purchase all the remaining outstanding shares of Imaje, including (a) 1% which has already been tendered and is being processed for payment and (b) another 4% which Dover has an option to purchase within one year.

                  Based in Valence, France, Imaje is one of the world's three largest manufacturers of industrial continuous ink jet printers and specialized inks used for coding and marking products and consumables. It also produces laser and contact marking printers. Imaje had sales of $144 million and operating profit of $27 million for 1994, and sales of $82 million and operating profit of $22 million for the six months ended June 30, 1995.

                  The Company previously reported that Imaje had 1994 sales of FF795 million ($158 million) and an operating profit of FF190 million ($38 million). Each of these dollar figures reflects translation at the then current rate of exchange. The sales and operating profit figures for 1994 set forth in the immediately preceding paragraph have been translated at the average rate of exchange for 1994. In addition, the operating profit shown in the immediately preceding paragraph includes charges for employee profit sharing, goodwill amortization and certain exceptional expenses.

                  Imaje employs about 900 people, of whom 45% work in France and the balance are employed in subsidiaries throughout the world. Imaje will continue to operate as an independent company, part of the Dover Technologies' segment.

                  The economic cost to acquire 100% of the stock of Imaje, including all direct costs, is approximately FF1,014 million ($205 million), where "economic cost" is defined as total cash consideration plus long-term debt assumed, less cash acquired. Under generally accepted accounting principles, the comparable purchase price is approximately FF1,048 million ($212 million). The purchase price and related consideration paid is a result of a competitive bidding process managed by Clinvest, the investment banking subsidiary of Credit Lyonnais Group, for the benefit of Imaje's stockholders. To fund the acquisition, Dover increased its short term commercial paper borrowings prior to the Imaje closing by approximately $200 million, which was used along with internally-generated funds to purchase the French francs required.

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of the business acquired.

         The following historic financial statements of Imaje are submitted herewith on the pages indicated. Such statements were prepared in accordance with International Accounting Standards. For information regarding appropriate French franc conversion ratios, see the pro forma condensed financial information below.

                                                                                                           Page
                                                                                                           ----
       Report of Independent Accountants.................................................................   4
       Combined Balance Sheet at December 31, 1994.......................................................   5
       Combined Statement of Earnings for the year ended December 31, 1994...............................   6
       Combined Statement of Cash Flows for the year ended December 31, 1994.............................   7
       Combined Balance Sheet at June 30, 1995 and 1994 (Unaudited)......................................   8
       Combined Statements of Earnings for the six months ended
       June 30, 1995 and 1994 (Unaudited)................................................................   9
       Combined Statements of Cash Flows for the six months ended
       June 30, 1995 and 1994 (Unaudited)................................................................   10
       Notes to Combined Financial Statements............................................................   11

         (b)      Pro forma financial information.

       The following unaudited pro forma condensed combined financial information of Dover Corporation and Imaje are submitted herewith on the indicated pages.

       Pro Forma Condensed Combined Financial Information................................................  19
       Pro Forma Condensed Combined Balance Sheet at June 30, 1995 (unaudited)...........................  20
       Notes to Pro Forma Condensed Combined Balance Sheet at June 30, 1995
       (unaudited).......................................................................................  21
       Pro Forma Condensed Combined Statement of Earnings for the six months ended
       June 30, 1995 (unaudited).........................................................................  22
       Notes to Pro Forma Condensed Combined Statement of Earnings for the
       six months ended June 30, 1995 (unaudited)........................................................  23
       Pro Forma Condensed Combined Statement of Earnings for the  year ended
       December 31, 1994 (unaudited).....................................................................  24
       Notes to Pro Forma Condensed Combined Statement of Earnings for the
       year ended December 31, 1994 (unaudited)..........................................................  25

a)       Financial statements of the business acquired.

Imaje S.A. statutory auditors
general report.

In compliance with the assignment entrusted to us, we hereby report to you on:

- the audit of the accompanying annual financial statements of Imaje,

- the specific verifications and information required by law, for the year ended 31 December, 1994.

Opinion on the annual financial statements.

We have audited the consolidated financial statements (comprising the balance sheet, the income statement, the cash-flow statement and the notes thereto) by performing the procedures we considered necessary in accordance with French professional standards.

The wish to bring to your attention the following matter: the company has reviewed the period over which the difference arising upon initial consolidation is written off, reducing the period from 20 years to 5 years. The application of this revised policy has led to the company recording additional amortization expense of FF29,262,000 in 1994.

In our opinion, the annual financial statements referred to above give a true and fair view of the Company's financial position, and its assets and liabilities as of 31 December, 1994, and the results of its operations for the year then ended.

Specific verifications and information.

We have also carried out the specific verifications required by law, in accordance with French professional standards.

We have no comment to make as to the fair presentation and the conformity with the annual accounts of the information given in the report of the Board of Directors.

The statutory auditors
14 April 1995


/s/ Jacques Meunier                         /s/ Jean-Michel Bloch
-------------------                         ---------------------
    Audit Sud-Est                               Ernst & Young Audit
    Jacques Meunier                             Jean-Michel Bloch

                                      IMAJE
                                  BALANCE SHEET
                              at December 31, 1994

ASSETS (in thousands of French Francs)

Fixed Assets:
Intangible Fixed Assets                                                   5,629
Difference Arising on first consolidation - unallocated                   2,234
Tangible fixed assets                                                    83,546
Financial fixed assets                                                    8,906
                                                                       --------
Total fixed assets                                                      100,315
                                                                       --------
Current Assets:
Inventories and work-in-progress                                         79,749
Advance Payments received from Customers                                    944
Trade Receivables                                                       144,657
Other Receivables                                                        27,946
Investment Securities                                                    29,037
Cash                                                                     49,687
Prepayments                                                               6,008
                                                                       --------
Total Current Assets                                                    338,028
                                                                       --------
Difference arising on Translation of foreign currency                         2
                                                                       --------
Total Assets                                                            438,345
                                                                       ========

LIABILITIES (in thousands of French Francs)

Group shareholders' equity:
Share capital                                                           135,409
Share Issue Premium                                                      37,271
Reserves                                                               (107,231)
Income from the period (group share)                                     87,137
Interim dividends                                                        (5,416)
                                                                       --------
Total group shareholders' equity                                        147,170
                                                                       --------
Minority interests:
Minority interest in reserves                                               223
Minority interest in income for the period                                  132
                                                                       --------
Total minority interest                                                     355
                                                                       --------
Total shareholders' equity                                              147,525
                                                                       --------
Provisions:
Provisions for liabilities and charges                                   26,314
                                                                       --------
Total Provisions                                                         26,314
                                                                       --------
Debt and liabilities
Convertible debt                                                          6,800
Loans and financial debt                                                 84,808
Payments received on account of work-in-progress                          4,078
Suppliers and trade payables                                             56,123
Other liabilities                                                       107,184
Revenues related to future periods                                        5,496
                                                                       --------
Total debts                                                             264,489
                                                                       --------
Unrealized exchange gains                                                    17
                                                                       --------
Total Liabilities                                                       438,345
                                                                       ========

                                         IMAJE
                             CONSOLIDATED INCOME STATEMENT
                          for the year ended December 31, 1994

(in thousands of French Francs)

Sales                                                                   794,833
Production held as inventory                                                359
Production capitalized                                                    6,774
                                                                       --------
Total operating revenues                                                801,966

Cost of sales                                                           236,989
                                                                       --------
Gross profit                                                            564,977

Other purchases and external expenses                                   125,849
                                                                       --------
Added value                                                             439,128
                                                                       --------
Operating subsidies received                                              3,586
Taxes and similar expenses                                               12,732
Wages, salaries and social charges                                      203,496
                                                                       --------
Operating income before depreciation
and Provisions                                                          226,486
                                                                       --------
Other income                                                              3,410
Depreciation charge                                                      23,499
Movement in provisions                                                    9,255
                                                                       --------
Operating income                                                        197,142

Net financial expense                                                   (21,481)
                                                                       --------
Income before tax and exceptional items                                 175,661
                                                                       --------
Net exceptional expense                                                  (8,722)
Employee profit sharing                                                   5,923
Taxation                                                                 41,263
Deferred tax expense                                                      1,167
Amortization of goodwill arising on consolidation                        31,317
                                                                       --------
Net consolidated income                                                  87,269

Minority interest                                                           132
                                                                       --------
Net group income                                                         87,137
                                                                       ========

                                          IMAJE
                            CONSOLIDATED CASH FLOW STATEMENT
                          for the year ended December 31, 1994

(in thousands of French Francs)

Cash flows from operations:
Net consolidated income                                                  87,269
Depreciation and amortization                                            23,499
Amortization of goodwill arising on consolidation                        31,316
Profit/loss on disposal of assets                                         4,955
Deferred tax                                                              1,167
                                                                       --------
Operating cash flows                                                    148,206

Movement in working capital requirements                                (43,836)
                                                                       --------
Cash provided by operating activities                                   192,042
                                                                       --------

Investing activities:
Industrial investments                                                   22,427
Financial investments                                                     9,841
Proceeds from sale of assets                                             (8,737)
                                                                       --------
Net cash used by investing activities                                    23,531
                                                                       --------
Financing activities:
Increase in shareholders' equity                                         47,123
Dividends paid (Imaje + minority interest of group companies)            (6,381)
Movement in long-term debt                                             (130,413)
                                                                       --------
Cash provided by financing activities                                   (89,671)
                                                                       --------
Net increase in cash and cash equivalents from all activities            78,840
                                                                       ========

                                      IMAJE
                                  BALANCE SHEET
                                   at June 30,

                                                                1995          1994
                                                                ----          ----
ASSETS (in thousands of French Francs)
                                                              ----------------------
Share capital called but not fully paid                                          294
                                                              ----------------------
Fixed Assets:
Intangible Fixed Assets                                         5,049          6,070
Difference Arising on first consolidation - unallocated         2,002
Tangible fixed assets                                          76,049         97,274
Financial fixed assets                                          8,999         11,720
                                                              ----------------------
Total fixed assets                                             92,099        115,064
                                                              ----------------------
Current Assets:
Inventories and work-in-progress                               87,100         96,559
Advance Payments received from Customers                        2,004          2,336
Trade Receivables                                             151,837        135,437
Other Receivables                                              42,387         32,531
Cash and investment Securities                                128,531         36,593
Prepayments                                                     6,009          5,099
                                                              ----------------------
Total Current Assets                                          417,868        308,555
                                                              ----------------------
Difference arising on  Translation of foreign currency
                                                              ----------------------
Total Assets                                                  509,967        423,913
                                                              ======================

LIABILITIES (in thousands of French Francs)

Group shareholders' equity:
Share capital                                                 135,411        135,956
Share Issue Premium                                            37,273         39,435
Reserves                                                      (34,467)      (110,880)
Income from the period (group share)                           75,864         49,367
Interim dividends                                                   0
                                                              ----------------------
Total group shareholders' equity                              214,081        113,878
                                                              ----------------------
Minority interests:
Minority interest in reserves                                     355          6,641
Minority interest in income for the period                         47          1,236
                                                              ----------------------
Total minority interest                                           402          7,877
                                                              ----------------------
Total shareholders' equity                                    214,483        121,755
                                                              ----------------------
Provisions:
Provisions for liabilities and charges                         28,567         29,697
                                                              ----------------------
Total Provisions                                               28,567         29,697
                                                              ----------------------
Debt and liabilities
Convertible debt                                                6,795         17,250
Loans and financial debt                                       88,354        101,926
Payments received on account of work-in -progress               4,981         11,167
Suppliers and trade payables                                   58,368         66,621
Other liabilities                                             104,792         72,111
Revenues related to future periods                              3,627          3,386
                                                              ----------------------
Total debts                                                   266,917        272,461
                                                              ----------------------
Unrealized exchange gains
                                                              ----------------------
Total Liabilities                                             509,967        423,913
                                                              ======================

                                      IMAJE
                          CONSOLIDATED INCOME STATEMENT
                        for the six months ended June 30,

(in thousands of French Francs)                          1995           1994
                                                         ----           ----

Sales                                                   409,998        376,818
Production held as inventory                             12,824          9,214
Production capitalized
                                                        ----------------------
Total operating revenues                                422,822        386,032

Cost of sales                                           114,781        113,401
                                                        ----------------------
Gross profit                                            308,041        272,631

Other purchases and external expenses                    61,133         61,206
                                                        ----------------------
Added value                                             246,908        211,425
                                                        ----------------------
Operating subsidies received                                520          1,905
Taxes and similar expenses                                7,191          6,493
Wages, salaries and social charges                       99,904         97,735
                                                        ----------------------
Operating income before depreciation
and Provisions                                          140,333        109,102
                                                        ----------------------
Other income                                              1,015              6
Depreciation charge                                       9,245         13,182
Movement in provisions                                    4,481          3,886
                                                        ----------------------
Operating income                                        127,622         92,040

Net financial expense                                    (8,959)       (10,239)
                                                        ----------------------
Income before tax and exceptional items                 118,663         81,801
                                                        ----------------------
Net exceptional expense                                  (7,691)        (4,789)
Employee profit sharing                                   5,195          2,746
Taxation                                                 43,305         21,734
Deferred tax expense                                    (13,662)         2,966
Amortization of goodwill arising on consolidation           232            199
                                                        ----------------------
Net consolidated income                                  75,902         49,367

Minority interest                                            48
                                                        ----------------------
Net group income                                         75,854         49,367
                                                        ======================

                                      IMAJE
                        CONSOLIDATED CASH FLOW STATEMENT
                        for the six months ended June 30,

(in thousands of French Francs)                                      1995          1994
                                                                     ----          ----

Cash flows from operations:
Net consolidated income                                             75,854        49,367
Depreciation and amortization                                        8,784         6,621
Amortization of goodwill arising on consolidation                      232
Profit/loss on disposal of assets                                 (1,099)         (566)
Deferred tax                                                       (13,978)
                                                                   ---------------------
Operating cash flows                                                69,793        55,422

Movement in working capital requirements                            17,914       (15,662)
                                                                   ---------------------
Cash provided by operating activities                               51,879        71,084
                                                                   ---------------------
Investing activities:
Industrial investments                                               3,780         8,166
Financial investments
Proceeds from sale of assets                                        (2,907)       (2,182)
                                                                   ---------------------
Net cash used by investing activities                                  873         5,984
                                                                   ---------------------

Financing activities:
Increase in shareholders' equity                                                       3
Dividends paid (Imaje + minority interest of group companies)       (4,740)
Movement in long-term debt                                           3,541       (42,471)
                                                                   ---------------------
Cash provided by financing activities                               (1,199)      (42,468)
                                                                   ---------------------
Net increase in cash and cash equivalents from all activities       49,807        22,632
                                                                   =====================

NOTES TO THE DECEMBER 31, 1994 CONSOLIDATED FINANCIAL STATEMENTS.

ACCOUNTING POLICIES.

1.   GENERAL PRINCIPLES.

For the preparation of its consolidated financial statements, the Imaje Group applies the international accounting standards of the International Accounting Standards Committee (I.A.S.C.).

The consolidated financial statements are prepared in accordance with the French law of 3 January 1985 on consolidated financial statements and the statutory order of 17 February 1986.

2.   CONSOLIDATION PRINCIPLES.

- DETERMINATION OF THE SCOPE OF THE CONSOLIDATION AND METHOD OF CONSOLIDATION.

The material companies of which Imaje exerts exclusive control are consolidated by overall integration.

- YEAR-END CLOSING PRINCIPLES.

The local financial statements of the consolidated companies are closed at 31 December 1994. These statements are then adjusted if required to ensure compliance with group accounting policies.

- TREATMENT OF THE DIFFERENCE ARISING UPON THE INITIAL CONSOLIDATION.

The excess of the purchase price of the investment in the consolidated companies over the share of net assets acquired at the date of acquisition is included as an asset under the heading "goodwill arising upon acquisition".

Unallocated goodwill arising upon acquisition is amortized over 5 years.

Until 31 December 1993, such goodwill was amortized over 20 years.

This change in accounting policy has resulted in an additional amortization charge of FF 29.3 millions being recorded in the 1994 accounting period.

- CONVERSION METHOD UTILIZED FOR THE CONSOLIDATION OF FOREIGN COMPANIES.

The financial statements of foreign companies are converted using the closing rate method: assets and liabilities are converted at the closing rate and the income statement is converted at the average rate.

Exchange differences arising are allocated directly to net equity.

Due to the high level of inflation in Brazil, all accounting entries are re-recorded each day in US dollars.

This subsidiary is then consolidated based on the local US dollar accounts.

SPECIFIC ACCOUNTING POLICIES.

1.   SALES.

Consolidated sales represent the value net of taxes of goods and services sold by the consolidated companies in the normal course of their activity and is after elimination of intra-group sales.

2.   TANGIBLE AND INTANGIBLE FIXED ASSETS.

Fixed assets are recorded at their historic cost.

Assets acquired under capital leases are capitalized except for those relating to motor vehicles having a unit value less than FF 150,000.

For the purposes of the consolidated financial statements. assets are depreciated using the straight line method over the expected useful economic lives of each of the asset categories.

The useful expected lives retained are as follows:

- Computer software....................................................    3 years.
- Buildings............................................................   20 years.
- Building improvements................................................   10 years.
- Plant and equipment..................................................    5 years.
- Motor vehicles.......................................................    4 years.
- Office equipment.....................................................    5 years.
- Fixtures and fittings................................................   10 years.
- Computer hardware....................................................  3-5 years.

Purchased goodwill is not amortized but is provided for if such a provision is required.

3.   INVENTORIES AND WORK-IN-PROGRESS.

Raw materials and supplies are valued using the first-in, first-out method.

Work-in-progress and finished goods are valued at cost.

A provision for depreciation is recognized when the probable realizable value is lower than the inventory value.

Obsolete and slow moving inventories are also provided for.

4.   TRADE RECEIVABLES.

Doubtful or contentious trade receivables are provided for on a case by case basis.

5.   INCOME TAX.

Provisions for deferred taxes or for deferred income are recognized in accordance with the liability method in order to record the tax charge in the period to which it relates.

Timing differences can exist between the date certain items of income and expenditure are recorded in the accounts and the date they are recognized for income tax purposes.

Such timing differences exist due to differences between tax and accounting depreciation and provisions recorded for tax purposes.

Provisions for deferred taxes or for deferred income are limited to the extent that the payment or refund is probable.

Part of the tax losses of the subsidiaries is included as deferred tax assets in the balance sheet.

The deferred tax asset is limited to 3% of annual budgeted sales for the next three financial years or of total budgeted pre-tax income for the next three financial years. The lower of these two figures is retained. There are two exceptions to this rule:

- due to the high level of profitability of the German subsidiary, the limit has been increased to 6% of annual budgeted sales for the next three financial years or of total budgeted pre-tax income for the next three financial years;

- the American subsidiary is currently undergoing a tax investigation; as a precaution, none of the tax deficit has been included as a deferred tax asset.

6.   LUMP-SUM RETIREMENT BENEFITS.

Lump-sum retirement benefits and supplementary pension liabilities are not material. No provision or off-balance sheet commitments have been recorded.

NOTES TO THE CONSOLIDATED BALANCE SHEET AND TO THE CONSOLIDATED INCOME STATEMENT FOR THE PERIOD ENDED DECEMBER 31, 1994

1. SCOPE OF THE CONSOLIDATION.

-  List of subsidiaries consolidated.

Parent company: IMAJE S.A. - BP 110 - 26501 Bourg-les-Valence Cedex - France

Subsidiaries:

                                                                             % GROUP          % GROUP
                                                       COUNTRY               CONTROL          INTEREST
                                              -------------------------------------------------------------
IMAJE ASIA                                            Singapore              100.00            100.00
IMAJE K.K.                                              Japan                100.00            100.00
IMAJE I.J.P. CORP.                                     U.S.A.                100.00            100.00
IMAJE HONG-KONG LTD.                                  Hong-Kong              100.00            100.00
IMAJE A.G.                                           Switzerland             100.00            100.00
IMAJE CODING A/S                                       Denmark               100.00            100.00
IMAJE CODING TEC BV                                The Netherlands           100.00            100.00
IMAJE ITALIA SRL                                        Italy                100.00            100.00
IMAJE AS NORGE                                         Norway                100.00            100.00
IMAJE C.T. SDN BHD (1)                                Malaysia               100.00            100.00
IMAJE CANADA INC.                                      Canada                100.00            100.00
DATO PACK EUROPA                                        Spain                 99.67             99.67
IMAJE TEC CODIFICACAO LT                              Portugal               100.00             99.99
IMAJE CODING TEC PTY LTD                              Australia              100.00            100.00
IMAJE CODING TECH. LTD                               New Zealand             100.00            100.00
IMAJE GMBH                                             Germany               100.00            100.00
IMAJE SVENSKA                                          Sweden                100.00            100.00
IMAJE UK LTD                                       United Kingdom            100.00            100.00
IMAJE DO BRAZIL                                        Brazil                 99.99             99.99
IMAJE MEXICO SA DE CV                                  Mexico                100.00            100.00
IMAJE KOREA CO. LTD                                     Korea                 99.98             99.98
XIAMEN IMAJE JINLING                                    China                 97.00             97.00
CYBERG SA                                              France                 99.89             99.89
TOXOT SA                                               France                 99.99             99.99
IMAJE INK JET NV SA                                    Belgium               100.00            100.00
IMAJE MERKINTA OY                                      Finland               100.00            100.00
IMAJE TAIWAN LTD                                       Taiwan                100.00            100.00

-----------------------------------------------------------------------------------------------------------


(1) In accordance with Malay legal requirements, Imaje S.A. holds a 49 % share in Imaje C.T SDN BHD. However, in conformity with a C.N.C. pronouncement in November 1994, the Malay subsidiary has been integrated globally.

-   COMPANIES EXCLUDED FROM THE SCOPE OF CONSOLIDATION.
IMAJE CODING TECHNOLOGY PVT.LTD. (INDIA)
The 40% shareholding of Imaje S.A. is not material in terms of the Imaje Group.

The investment in this company has been fully provided for.

The most recent financial statements of this company in the period to 31 March 1994 recorded a loss of FF 59,000.

Net equity amounted to FF 614,000.

-   CHANGES IN THE CONSOLIDATION SCOPE DURING THE YEAR.
The Brazilian subsidiary has been consolidated for the first time in 1994. The Finnish and Taiwanese subsidiaries were created in 1994.

2.  DIFFERENCE ARISING ON FIRST CONSOLIDATION - UNALLOCATED.

------------------------------------------------------------------------------------------------------------------
                                    Balance at                                                        Balance at
Categories                          01/01/1994             Increase              Decrease             12/31/1994
------------------------------------------------------------------------------------------------------------------
Gross                                 39,367                 2,319                                      41,686
Amortization                           8,135                31,317                                      39,452
------------------------------------------------------------------------------------------------------------------
Net                                   31,232               -28,998                                       2,234
==================================================================================================================

3.  FIXED ASSETS

------------------------------------------------------------------------------------------------------------------
Gross values (1)                           Balance at       Exchange                                    Balance at
Categories                                 01.01.1994       Difference    Increase        Decrease      12/31/1994
------------------------------------------------------------------------------------------------------------------
Land                                         10,500             -86         1,177           2,714           8,877
Buildings                                    57,952          -1,400         6,473           2,276          60,749
Plant and machinery                          58,980            -764        13,383          17,598          54,001
Motor vehicles                                9,010            -670         1,782           2,781           7,341
Fixtures & office equipment                  22,727            -525         2,383           3,757          20,828
Other fixed assets                           27,317             -98         2,728          11,429          18,518
Additions in progress                         3,388                            94           3,388              94
------------------------------------------------------------------------------------------------------------------
Total                                       189,874          -3,543        28,020          43,943         170,408
==================================================================================================================

------------------------------------------------------------------------------------------------------------------
Accumulated
depreciation                               Balance at        Exchange                                   Balance at
categories                                 01.01.1994       difference    Increase       Decrease       12/31/1994
------------------------------------------------------------------------------------------------------------------
Land & improvements                           1,058                           414             115           1,356
Buildings                                    14,143            -166         5,892           2,354          17,515
Plant & machinery                            41,507            -298        11,437          14,300          38,346
Motor vehicles                                5,218            -204         1,562           1,920           4,656
Fixtures & office equipment                  11,727             -97         4,427           2,392          13,665
Other fixed assets                           18,211            -223         3,838          10,502          11,324
------------------------------------------------------------------------------------------------------------------
Total                                        91,864            -988        27,570          31,585          86,861
==================================================================================================================


(1) The gross value of assets acquired under capital leases and capitalized for consolidation purposes FF 26,003,000 at 31 December 1994.

4.  FINANCIAL FIXED ASSETS.

------------------------------------------------------------------------------------------------------------------
Gross values                          Balance at        Exchange                                       Balance
Categories                            01.01.1994       difference     Increase       Decrease         12/31/1994
------------------------------------------------------------------------------------------------------------------
Non-consolidated
investments                             2,840                                          2,540               300
Other investments                         619              -11                           221               387
Loans                                     314                             99              94               319
Deposits & guarantees                   7,495             -117         1,262             378             8,262
------------------------------------------------------------------------------------------------------------------
                                       11,268             -128         1,361           3,233             9,268
==================================================================================================================


5.  MOVEMENTS IN SHAREHOLDERS' EQUITY

-------------------------------------------------------------------------------------------------------------------
Overall shareholders' equity 31.12.1993                                                                 25,199
-------------------------------------------------------------------------------------------------------------------
Exchange difference arising on reserves                                                                 -5,361
Purchase of minority interests                                                                          -5,684
Increase in share capital (conversation of convertible debt)                                            35,913
Share issue premium (conversion of convertible debt)                                                    18,466
Interim dividends paid to third parties                                                                 -6,381
1994 income                                                                                             87,269
Exchange difference arising on income for the year                                                        -778
Other movements                                                                                         -1,118
-------------------------------------------------------------------------------------------------------------------
Overall shareholders' equity 31.12.1994                                                                147,525
-------------------------------------------------------------------------------------------------------------------

The movement during the year of the minority interest in overall shareholders' equity is due to the merger between Imaje and Sofimaje, by the purchase of virtually all the minority interests in the foreign subsidiaries and by distribution of dividends.

6.  PROVISIONS FOR LIABILITIES AND CHARGES

-------------------------------------------------------------------------------------------------------------------
7 Categories
-------------------------------------------------------------------------------------------------------------------
Customer guarantees                                                                                      6,472
Employee profit sharing                                                                                  2,941
Subsidies to be refunded                                                                                 4,074
Commercial disputes                                                                                      2,764
Social disputes                                                                                          2,030
Deferred taxes                                                                                             510
Other liabilities and charges                                                                            7,523
-------------------------------------------------------------------------------------------------------------------
Total                                                                                                   26,314
===================================================================================================================

The deferred tax provision amounted to FF 538,000 at 31 December 1993.

Deferred tax assets totaling FF 15,802,000 at 31 December 1994 are included in the balance sheet category "other receivables". They amounted to FF 16,880,000 at 31 December 1993.

7.  DEBT

-------------------------------------------------------------------------------------------------------------------
Category                                                                                              12/31/1994
-------------------------------------------------------------------------------------------------------------------
Convertible debt                                                                                         6,800
Bank loans                                                                                              58,310
Capital lease obligations (calculated for consolidation purposes)                                       19,590
Bank overdrafts                                                                                          4,554
Other financial debt                                                                                     2,354
-------------------------------------------------------------------------------------------------------------------
Total                                                                                                   91,608
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------
Debt repayment schedule                                                                               12/31/1994
-------------------------------------------------------------------------------------------------------------------
Due in less than 1 year                                                                                 12,829
Due between 1 and 5 years                                                                               58,441
Due after 5 years                                                                                       20,338
-------------------------------------------------------------------------------------------------------------------
Total                                                                                                   91,608
===================================================================================================================


8.  ANALYSIS OF SALES BY GEOGRAPHICAL AREA

-------------------------------------------------------------------------------------------------------------------
Area                                                      1994                     1993
-------------------------------------------------------------------------------------------------------------------
Europe                                              489,835     62%         429,742      63%
America                                             122,960     15%         100,111      15%
Asia and Oceania                                    182,038     23%         151,940      22%
-------------------------------------------------------------------------------------------------------------------
                                                    794,833    100%         681,793     100%
===================================================================================================================


9.  ANALYSIS OF NET FINANCIAL EXPENSE

------------------------------------------------------------------------------------------------------------------
                                                                                   1994        1993
------------------------------------------------------------------------------------------------------------------
Financial income                                                                   2,404       2,340
Financial expense                                                                -15,758     -36,458
Net exchange loss                                                                 -8,127      -5,082

------------------------------------------------------------------------------------------------------------------
Net financial expense                                                            -21,481     -39,200
==================================================================================================================


10.  ANALYSIS OF NET EXCEPTIONAL EXPENSE

-------------------------------------------------------------------------------------------------------------------
                                                                                                          1994
-------------------------------------------------------------------------------------------------------------------
Loss on disposal of assets                                                                              -4,955
Other                                                                                                   -3,768
-------------------------------------------------------------------------------------------------------------------
Net exceptional expense                                                                                 -8,722
===================================================================================================================

11.  RESEARCH AND DEVELOPMENT EXPENDITURE

Research and development expenditure amounted to FF 43 millions during 1994 compared to FF 51 millions in 1993.

12.  EARNINGS PER SHARE

------------------------------------------------------------------------------------------------------------------
                                                                              12/31/1994            12/31/1993
------------------------------------------------------------------------------------------------------------------
Number of shares                                                               1,354,091              503,911
Net Group income per share (FF)                                                    64.35                24.10
==================================================================================================================


13.  ANALYSIS OF AVERAGE NUMBER OF EMPLOYEES

------------------------------------------------------------------------------------------------------------------
                                                                                    1994                 1993
------------------------------------------------------------------------------------------------------------------
Management                                                                            45                   48
Administration                                                                       143                  147
Logistics                                                                             72                   66
Production                                                                           124                  150
Technical                                                                            270                  285
Sales and marketing                                                                  179                  195
Research                                                                              77                   81
------------------------------------------------------------------------------------------------------------------
Total                                                                                910                  972
===================================================================================================================


14.  COMMITMENTS AND GUARANTEES

-------------------------------------------------------------------------------------------------------------------
                                                                                                          1994
-------------------------------------------------------------------------------------------------------------------
Discounted notes not yet due                                                                             2,376
Guarantees and securities given                                                                         33,071
Capital leases not capitalized                                                                           3,888
Forward sales of currencies                                                                              5,964
Debt guaranteed by collateral                                                                           13,142
-------------------------------------------------------------------------------------------------------------------
Total                                                                                                   58,440
===================================================================================================================

Forward sales of currencies are linked to group commercial transactions. Unrealized losses are provided for.

(b)      Pro forma financial information.

                        DOVER CORPORATION AND IMAJE, S.A.
               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The pro forma condensed combined financial information gives effect on a purchase accounting basis to the acquisition by Dover Corporation (the "Company") of Imaje, S.A. ("Imaje"). (See item 2 of this Form 8-K/A for a description of the transaction.)

         The pro forma condensed combined balance sheet assumes that the acquisition occurred on June 30, 1995, whereas the pro forma condensed combined statements of earnings assume that the acquisition occurred on January 1, 1994. Although the Company used internally-generated funds to finance a portion of the purchase price, the pro forma condensed combined statements assume that the purchase price of Imaje stock was financed from borrowings.

         The pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to substantial revision once appraisals and evaluations and other studies of the fair market value of the Imaje assets and liabilities are completed. Accordingly, final purchase accounting adjustments may differ substantially from the pro forma adjustments presented herein.

         The pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect since the assumed dates, nor are they necessarily indicative of future combined financial position or earnings. The Company's future financial statements will reflect the acquisition of Imaje as of September 29, 1995.

         The pro forma condensed combined statements should be read in conjunction with the consolidated financial statements of the Company filed with the Securities and Exchange commission in its Annual Report on Form 10-K for the calendar year ended December 31, 1994, and in its Quarterly Report on Form 10-Q for the period ended June 30, 1995, and the financial statements of Imaje included in this Form 8-K/A on pages 4 through 18.

         Imaje has prepared its historical financial statements in French francs and in conformity with the international accounting standards of the International Accounting Standards Committee. The historical financial statements shown for Imaje on the following pages have been translated into U.S. dollars at the appropriate rates of exchange as indicated in the notes and certain Imaje accounts have been reclassified to conform to the Company's method of presentation. With respect to the historical balance sheets, the reclassifications affected accounts receivable, income taxes payable and deferred income taxes. With respect to the historical statements of earnings, the reclassifications affected all of the condensed captions with the exception of Net sales and Net earnings.

                        DOVER CORPORATION AND IMAJE, S.A.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                         AT JUNE 30, 1995 ( UNAUDITED )

                                                             HISTORICAL                        PRO FORMA
                                                             ----------                        ---------
                                                        DOVER          IMAJE          Adjustments        COMBINED
                                                        -----          -----          -----------        --------
                                                                     (in thousands of U.S. dollars)
ASSETS
   Cash and equivalents                                 $   80,643     $25,706      $                  $  106,349
   Marketable securities                                    63,680                                         63,680
   Receivables, net                                        664,295      32,765                            697,060
   Inventories                                             424,857      17,420         6,770 (b)          449,047
   Other current assets                                     50,134       1,603                             51,737
                                                        ---------------------------------------------------------
             Total current assets                        1,283,609      77,494         6,770            1,367,873
Property, plant and equipment, net                         377,012      15,210        18,060 (b)          410,282
Intangible assets, net of amortization                     597,470       1,009       153,996 (b)          752,475
Other intangible assets                                     10,258                                         10,258
Other assets and deferred charges                           55,676       2,201                             57,877
                                                        ---------------------------------------------------------
             TOTAL ASSETS                               $2,324,025     $95,914      $178,826           $2,598,765
                                                        =========================================================
LIABILITIES
   Notes payable                                        $  329,003                  $211,551 (a)       $  540,554
   Current maturities of long-term debt                        298     $ 2,541                              2,839
   Accounts payable                                        160,842      12,670                            173,512
   Accrued expenses                                        376,712      19,916                            396,628
   Federal and other taxes on income                        29,893       7,336                             37,229
                                                        ---------------------------------------------------------
             Total current liabilities                     896,748      42,463       211,551            1,150,762
   Long-term debt                                          256,103      16,489                            272,592
   Deferred income taxes                                     1,859      (5,854)       10,091 (b)            6,096
   Other deferrals                                          50,355                                         50,355
                                                        ---------------------------------------------------------
             Total liabilities                           1,205,065      53,098       221,642            1,479,805
                                                        ---------------------------------------------------------
STOCKHOLDERS' EQUITY
   Common stock                                             58,104      27,082       (27,082)(c)           58,104
   Additional paid-in-capital                                  412       7,455        (7,455)(c)              412
   Other stockholders' equity                            1,060,444       8,279        (8,279)(c)        1,060,444
                                                        ---------------------------------------------------------
             Total stockholders' equity                  1,118,960      42,816       (42,816)           1,118,960
                                                        ---------------------------------------------------------
             TOTAL LIABILITIES AND
                   STOCKHOLDERS' EQUITY                 $2,324,025     $95,914      $178,826           $2,598,765
                                                        =========================================================

See notes to pro forma condensed combined balance sheet.

                       DOVER CORPORATION AND IMAJE, S.A.
              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                AT JUNE 30, 1995
                 (UNAUDITED AND IN THOUSANDS OF U.S. DOLLARS)

         The historical balance sheet of Imaje was prepared in French francs and translated into U.S. dollars at FF 5 per U.S. dollar, the approximate exchange rate in effect on June 30,1995.

         The following is a summary of the adjustments reflected in the pro forma condensed combined balance sheet:

(a) Purchase price for Imaje stock                                                     $209,941
    Estimated capitalized fees                                                            1,610
                                                                                       --------
                                                                                       $211,551
                                                                                       ========

         For purposes of the pro forma condensed combined balance sheet it has been assumed that the purchase price for Imaje stock was raised through borrowed funds.

(b) Adjustment of historical values of certain acquired assets to estimated fair values, and applicable estimated write off period:

          Inventory (3 months)                                                        $   6,770
          Property. plant and equipment (10 years)                                       18,060
          Goodwill & other intangibles:

                       Goodwill (40 years)                                149,996
                       Patents (10 years)                                   4,000       153,996
                                                                          -------
          Deferred taxes - liability (3 months to 10 years)                              10,091


(c) Elimination of Imaje's stockholders' equity accounts.

                       DOVER CORPORATION AND IMAJE, S.A.
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                 ( UNAUDITED )

                                                             HISTORICAL                        PRO FORMA
                                                             ----------                        ---------
                                                        DOVER          IMAJE          Adjustments         COMBINED
                                                        -----          -----          -----------         --------
                                                                    (in thousands of U.S. dollars)
Net sales                                             $1,802,293      $82,276         $                  $1,884,569
Cost of sales                                          1,229,221       35,088              877 (a)        1,265,186
                                                      -------------------------------------------------------------
     Gross profit                                        573,072       47,188             (877)             619,383
Selling, and administrative expenses                     356,082       24,738            2,101 (a)          382,921
                                                      -------------------------------------------------------------
     Operating profit                                    216,990       22,450           (2,978)             236,462
Interest expense, interest income, and
            other deductions, net                          4,122        1,279            7,086 (c)           12,487
                                                      -------------------------------------------------------------
     Earnings before taxes on income                     212,868       21,171          (10,064)             223,975
                                                                                          (386)(b)
Federal and other taxes on income                         74,177        5,949           (2,480)(d)           77,260
                                                      -------------------------------------------------------------
     Net earnings                                     $  138,691      $15,222         $ (7,198)          $  146,715
                                                      =============================================================

See notes to pro forma condensed combined statement of earnings.

                        DOVER CORPORATION AND IMAJE, S.A.
           NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                  (UNAUDITED AND IN THOUSANDS OF U.S. DOLLARS)

         The historical statement of earnings of Imaje was prepared in French francs and translated into U.S. dollars at FF 4.9832 per U.S. dollar, the approximate average exchange rate in effect for the six month period ended June 30,1995.

         The following is a summary of the adjustments reflected in the pro forma condensed combined statement of earnings:

(a) Earnings effect of adjustments of assets to their estimated fair market values:

                                                                       Cost          Selling and
                                                                        Of          Administrative
                                                                       Sales           Expenses
                                                                       -----        --------------
          Fixed assets; depreciation                                  $ 677             $  226
          Intangible assets; amortization:
                       Patents                                          200
                       Goodwill                                                          1,875
                                                                      ------------------------
                                                                      $ 877             $2,101
                                                                      ========================

(b) Reversal of applicable deferred taxes                             $(386)
                                                                      =====


(c) Additional interest expense of $7,086 based on assumed borrowings of $209,941 for the cost of the Imaje stock, at a rate of 6.75% which rate is based on rates currently available to the Company. For every 1% change in the assumed interest rate, there would be a corresponding effect of approximately $1,049 on pro forma combined net earnings.

(d) Recognition of income tax effects of above interest expense.

                        DOVER CORPORATION AND IMAJE, S.A.
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                         HISTORICAL                        PRO FORMA
                                                         ----------                        ---------
                                                    DOVER             IMAJE       Adjustments        COMBINED
                                                    -----             -----       -----------        --------
                                                                (in thousands of U.S. dollars)
Net sales                                           $3,085,276        $144,025       $               $3,229,301
Cost of sales                                        2,137,477          67,480          8,525 (a)     2,213,482
                                                   ------------------------------------------------------------
     Gross profit                                      947,799          76,545         (8,525)        1,015,819
Selling, and administrative expenses                   622,434          49,257          4,202 (a)       675,893
                                                   ------------------------------------------------------------
     Operating profit                                  325,365          27,288        (12,727)          339,926
Interest expense, interest income, and
            other deductions, net                       18,506           3,810         14,172 (c)        36,488
                                                   ------------------------------------------------------------
     Earnings before taxes on income                   306,859          23,478        (26,899)          303,438
                                                                                       (3,142)(b)
Federal and other taxes on income                      104,486           7,688         (4,960)(d)       104,072
                                                   ------------------------------------------------------------
     Net earnings                                   $  202,373        $ 15,790       $(18,797)       $  199,366
                                                   ============================================================

See notes to pro forma condensed combined statement of earnings.

                        DOVER CORPORATION AND IMAJE, S.A.
           NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                  (UNAUDITED AND IN THOUSANDS OF U.S. DOLLARS)

         The historical statement of earnings of Imaje was prepared in French francs and translated into U.S. dollars at FF 5.5187 per U.S. dollar, the approximate average exchange rate in effect for the twelve month period ended December 31, 1994.

         The following is a summary of the adjustments reflected in the pro forma condensed combined statement of earnings:

(a) Earnings effect of adjustments of assets to their estimated fair market values:

                                                                       Cost       Selling and
                                                                        Of      Administrative
                                                                      Sales        Expenses
                                                                      -----     --------------
          Inventory                                                $ 6,770          $
          Fixed assets; depreciation                                 1,355             452
          Intangible assets; amortization:
                       Patents                                         400
                       Goodwill                                                      3,750
                                                                   -----------------------
                                                                   $ 8,525          $4,202
                                                                   =======================

(b) Reversal of applicable deferred taxes                          $(3,142)
                                                                   ========

(c) Additional interest expense of $14,171 based on assumed borrowings of $209,941 for the cost of the Imaje stock, at a rate of 6.75% which rate is based on rates currently available to the Company. For every 1% change in the assumed interest rate, there would be a corresponding effect of approximately $2,099 on pro forma combined net earnings.

(d) Recognition of income tax effects of above interest expense.

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment on Form 8K/A No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DOVER CORPORATION
                                               (Registrant)


Date:  October 25, 1995                     By  /s/ Robert G. Kuhbach
                                              ---------------------------------
                                              Robert G. Kuhbach, Vice President,
                                              General Counsel & Secretary